UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2004
(Date of report; date of
earliest event reported)

Commission file number: 333-105077

CAPITAL AUTO RECEIVABLES, INC.

CAPITAL AUTO RECEIVABLES ASSET TRUST 2004-2
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (State or other jurisdiction of incorporation)	38-3082892 (IRS Employer Identification No.)

c/o General Motors Acceptance Corporation
200 Renaissance Center
P.O. Box 200 Detroit, Michigan
48265-2000
(Address of Principal Executive Offices, including Zip Code)

(313) 556-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On November 30, 2004, the registrant made available to prospective investors a series term sheet setting forth a description of the collateral pool and the proposed structure. Capital Auto Receivables Asset Trust 2004-2 will issue the following: Class A-1 Asset Backed Notes in the Aggregate Principal Balance of $877,000,000, Class A-2 Asset Backed Notes in the Aggregate Principal Balance of $740,000,000, Class A-3 Asset Backed Notes in the Aggregate Principal Balance of $558,000,000, Class A-4 Asset Backed Notes in the Aggregate Principal Balance of $240,455,000, Class B Asset Backed Notes in the Aggregate Principal Balance of $97,397,000, Class C Asset Backed Notes in the Aggregate Principal Balance of $32,465,000 and Class D Asset Backed Notes in the Aggregate Principal Balance of $25,972,000. Only the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes are being offered publicly for sale. The series term sheet is attached hereto as Exhibit 99.

ITEM 9.01 EXHIBITS

Exhibit 99	The following is filed as an Exhibit to this Report under Exhibit 99.

Series Term Sheet dated November 30, 2004, with respect to the proposed issuance of the Class A-1 Asset Backed Notes, Class A-2 Asset Backed Notes, Class A-3 Asset Backed Notes, Class A-4 Asset Backed Notes, Class B Asset Backed Notes and Class C Asset Backed Notes of Capital Auto Receivables Asset Trust 2004-2.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant certifies that it meets all of the requirements for this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPITAL AUTO RECEIVABLES ASSET TRUST 2004-2
		By:	GENERAL MOTORS ACCEPTANCE CORPORATION (Administrator, not in its individual capacity but solely as Administrator on behalf of the Trust.)
Date:	December 1, 2004		/s/ Jerome B. Van Orman, Jr.
Jerome B. Van Orman, Jr.,
(Vice President — Finance and Chief Financial Officer of GMAC North American Operations)

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EXHIBIT INDEX

EXHIBIT NO	DESCRIPTION
EX-99	Series Term Sheet dated November 30, 2004, with respect to the proposed issuance of the Class A-1 Asset Backed Notes, Class A-2 Asset Backed Notes, Class A-3 Asset Backed Notes, Class A-4 Asset Backed Notes, Class B Asset Backed Notes and Class C Asset Backed Notes of Capital Auto Receivables Asset Trust 2004-2.

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